UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

COMMERCESOUTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29422	63-0989868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 East Broad Street Eufaula, AL	36027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 334-687-3581

Eufaula BancCorp, Inc.

(Former name or former address, if changed since last report)

Item	5. Other Events

On July 28, 2003, CommerceSouth, Inc., filed a current report on Form 8-K related to its announcement of approval and execution of an Agreement and Plan of Merger between it and BancTrust Financial Group, Inc. (the “Merger Agreement”). The Merger Agreement was filed as Exhibit 2.1 to that July 28, 2003, current report on Form 8-K. The Merger Agreement filed as an Exhibit to that Form 8-K contained a typographical error. In Section 3.1(b)(ii) of the Merger Agreement, the Exchange Ratio if the Market Price of BancTrust Common Stock is below $14.00 was incorrectly stated as .9017 shares of BancTrust Common Stock for each share of CommerceSouth Common Stock. That Exchange Ratio should have been .9107 shares of BancTrust Common Stock for each share of CommerceSouth Common Stock. The purpose of this current report on Form 8-K is to correct that typographical error. BancTrust expects to file the Merger Agreement as a part of a Registration Statement on Form S-4 to be filed in connection with the merger described in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCESOUTH, INC.

By /s/ Greg B. Faison

Greg B. Faison President and Chief Executive Officer

Date: July 31, 2003